SI FINANCIAL GROUP, INC. REPORTS RESULTS FOR THE THREE MONTHS AND THE NINE MONTHS ENDED SEPTEMBER 30, 2005

Willimantic, Connecticut--October 25, 2005--SI Financial Group, Inc. (the "Company") (NASDAQ National Market: SIFI), the holding company of Savings Institute Bank and Trust Company (the "Bank"), reported net income of $812,000, or $0.07 basic and diluted earnings per common share, for the quarter ended September 30, 2005 versus a net loss of $1.0 million for the quarter ended September 30, 2004. Net income for the nine months ended September 30, 2005 was $2.6 million, or $0.21 basic and diluted earnings per common share, compared to $186,000 for the nine months ended September 30, 2004. Per share data is not presented for the three and nine months ended September 30, 2004, as the Company had no shares outstanding prior to the Company's initial public offering on September 30, 2004.

For both the three and the nine month periods ended September 30, 2005, the increase in net income was primarily due to increases in net interest and dividend income and noninterest income and a decrease in the provision for loan losses, offset by an increase in the provision for income taxes. The net loss for the third quarter of 2004 was mainly attributable to the establishment and funding of SI Financial Group Foundation with 251,275 shares of the Company's common stock which resulted in a charitable contribution expense of $2.5 million, or approximately $1.7 million after tax. Additionally, the Bank sold corporate and non-agency mortgage-backed securities during the third quarter of 2004 which resulted in net security losses of $355,000.

Net interest and dividend income increased 15.2% to $5.5 million for the three months ended September 30, 2005 from $4.8 million for the three months ended September 30, 2004 and increased 16.3% to $16.2 million for the nine months ended September 30, 2005 from $13.9 million for the nine months ended September 30, 2004. Net interest and dividend income for both the three and nine months ended September 30, 2005 rose primarily due to an increase in the average balance of interest-earning assets, offset by an increase in the cost of funds.

The provision for loan losses totaled $75,000 for the third quarter of 2005, representing a decrease of $25,000 over the same period in 2004. The provision for loan losses decreased $90,000 for the first nine months of 2005 compared to the same period in the prior year. The lower provision reflects a higher quality loan portfolio, as evidenced by a $1.3 million, or 84.0%, reduction in the Bank's nonperforming loans and net recoveries from loan losses of $59,000 for the nine months ended September 30, 2005 compared to net charge-offs of $32,000 for the nine months ended September 30, 2004.

Noninterest income was $1.4 million for the quarter ended September 30, 2005 compared to $754,000 for the quarter ended September 30, 2004. Noninterest income increased $1.3 million to $4.4 million for the nine months ended September 30, 2005 compared to $3.1 million for the same period in 2004. For the three months and the nine months ended September 30, 2005, service fees increased $347,000 and $908,000, respectively, as a result of the expansion of the Bank's deposit-related products. Also contributing to the rise in noninterest income were increases in realized gains on the sale of available for sale securities of $379,000 and $228,000, respectively, and net gains on the sale of loans of $15,000 and $182,000, respectively, for the three and the nine months ended September 30, 2005. The net gain on the sale of loans for 2005 resulted from the sale of $33.9 million of predominately fixed-rate residential mortgage loans. Higher loan sales in 2005 reflect the Bank's initiative to mitigate interest rate risk and to manage liquidity in a rising interest rate environment.

Noninterest expenses were $5.6 million for the quarter ended September 30, 2005 compared to $7.0 million for the quarter ended September 30, 2004. Noninterest expenses increased by $55,000 for the nine months ended September 30, 2005 compared to the same period in 2004. For the three months and the nine months ended September 30, 2005, the increase in noninterest expenses reflected higher compensation costs, which related to additional salaries, benefits and taxes for elevated staffing levels in response to the expansion of branch facilities and amortization of share-based compensation awards. Professional services increased from higher legal and auditing costs associated with the Company's public reporting requirements and consulting costs for assistance with Sarbanes Oxley compliance. Additionally, marketing costs rose in response to aggressive marketing campaigns. During 2004, noninterest expenses included the charitable contribution to SI Financial Group Foundation of $2.5 million in the third quarter of 2004 and a $337,000 impairment charge to reduce the carrying value on a former branch facility to its estimated net market value in the nine months ended September 30, 2004.

Total assets grew $46.1 million, or 7.4%, to $670.7 million at September 30, 2005 from $624.6 million at December 31, 2004. Contributing to the increase in assets were increases of $45.7 million in net loans receivable, $1.8 million in premises and equipment and $1.3 million in Federal Home Loan Bank stock, offset by decreases of $3.4 million in available for sale securities and $1.6 million in cash and cash equivalents. The increase in net loans receivable reflects strong loan originations, offset by increased loan sales. Additional capital expenditures associated with branch expansion contributed to the increase in premises and equipment during the first nine months of 2005. Federal Home Loan Bank stock rose in response to an increase in Federal Home Loan Bank borrowings. Available for sale securities decreased as a result of a reduction in mortgage-backed securities.

Total liabilities were $590.2 million at September 30, 2005 compared to $543.8 million at December 31, 2004. Deposits increased $28.5 million, or 6.2%, from year-end, reflecting a rise in NOW and money market accounts and certificates of deposit. Borrowings increased from $79.9 million at December 31, 2004 to $98.3 million at September 30, 2005, resulting from an increase in FHLB advances utilized to fund loan demand and to invest in securities yielding greater returns than the cost of borrowings.

Total stockholders' equity decreased $327,000 from $80.8 million at December 31, 2004 to $80.5 million at September 30, 2005. The decrease in equity related primarily to $1.4 million of equity incentive awards, dividends declared of $475,000 and an increase in net unrealized holding losses on available for sale securities aggregating $1.1 million (net of taxes), offset by current year's earnings of $2.6 million. The reduction in equity related to the Company's equity incentive awards was mainly due to the restricted stock awards granted during the second quarter of 2005, offset by the amortization of stock-based compensation on outstanding stock option and restricted stock awards. The Company's investment securities portfolio, which includes primarily U.S. government and agency obligations and mortgage-backed securities, was unfavorably affected by market rates, and resulted in higher unrealized losses on available for sale securities for the period. As previously announced, the Company declared a cash dividend of $0.03 per outstanding common share, at a total distribution of $158,000, on September 22, 2005 to be paid on or about October 28, 2005 to shareholders of record as of October 7, 2005. The total amount of the dividend reflects SI Bancorp, MHC's, the Company's mutual holding company parent, waiver of receipt of its dividend.

The Company continues to utilize its proceeds from the initial public offering to invest in loans and securities, branch expansion and the development of the Company's infrastructure and employees. The Bank looks forward to the opening of its seventeenth branch location in South Windsor, Connecticut during the fourth quarter of 2005, East Lyme, Connecticut in early 2006 and Gales Ferry, Connecticut during the second quarter of 2006.

"We are very pleased with the growth and performance of the Bank, particularly as it pertains to increases in both net interest and noninterest income," said President and Chief Executive Officer, Rheo A. Brouillard. "These increases reflect the growth in interest-earning assets and in core deposit account activity. In terms of loan performance, the reduction in the Bank's nonperforming loans is a reflection of highly-experienced personnel and a lending approach that remains conservative and cautious."

Savings Institute Bank and Trust Company is headquartered in Willimantic, Connecticut, with sixteen offices in eastern Connecticut. The Bank continues to explore other locations for further expansion. The Bank is a full service community-oriented financial institution dedicated to servicing the financial service needs of consumers and businesses within its market area.

================================================================================

THIS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WHICH MAY DESCRIBE FUTURE PLANS AND STRATEGIES, INCLUDING OUR EXPECTATIONS OF FUTURE FINANCIAL RESULTS. MANAGEMENT'S ABILITY TO PREDICT RESULTS OR THE EFFECT OF FUTURE PLANS OR STRATEGIES IS INHERENTLY UNCERTAIN. AMONG THE FACTORS THAT COULD AFFECT OUR ACTUAL RESULTS INCLUDE MARKET INTEREST RATE TRENDS, THE GENERAL REGIONAL AND NATIONAL ECONOMIC MARKET, OUR ABILITY TO CONTROL COSTS AND EXPENSES, OUR ABILITY TO OPERATE NEW BRANCH OFFICES PROFITABLY, ACTIONS BY OUR COMPETITORS AND THEIR PRICING, LOAN DELINQUENCY RATES AND CHANGES IN FEDERAL AND STATE REGULATION. AS WE HAVE NO CONTROL OVER ANY OF THESE FACTORS, THEY SHOULD BE CONSIDERED IN EVALUATING ANY FORWARD-LOOKING STATEMENTS AND UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH STATEMENTS. EXCEPT AS REQUIRED BY APPLICABLE LAW OR REGULATION, SI FINANCIAL GROUP, INC. DISCLAIMS ANY OBLIGATION TO UPDATE SUCH FORWARD-LOOKING STATEMENTS.


SELECTED FINANCIAL CONDITION DATA:

--------------------------------------------------------------------------------------------------------
                                                                   September 30,          December 31,
              (DOLLARS IN THOUSANDS/UNAUDITED)                          2005                 2004
--------------------------------------------------------------------------------------------------------
ASSETS
Noninterest-bearing cash and due from banks                          $   17,468         $     21,647
Interest-bearing cash and cash equivalents                               11,698                9,128
Investment securities                                                   122,837              124,870
Loans held for sale                                                         157                  200
Loans receivable, net                                                   493,679              447,957
Cash surrender value of life insurance                                    7,767                7,561
Other assets                                                             17,110               13,286
                                                                     -----------------------------------
            Total assets                                             $  670,716         $    624,649
                                                                     ===================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
     Deposits                                                        $  486,304         $    457,758
     Borrowings                                                          98,345               79,891
     Other liabilities                                                    5,585                6,191
                                                                     -----------------------------------
         Total liabilities                                           $  590,234         $    543,840
                                                                     -----------------------------------
Stockholders' equity                                                     80,482               80,809
                                                                     -----------------------------------
         Total liabilities and stockholders' equity                  $  670,716         $    624,649
                                                                     ===================================

SELECTED OPERATIONS DATA:

--------------------------------------------------------------------------------------------------------
                                                Three Months Ended              Nine Months Ended
                                                  September 30,                   September 30,
                                                  -------------                   -------------
    (DOLLARS IN THOUSANDS/UNAUDITED)           2005           2004           2005            2004
--------------------------------------------------------------------------------------------------------
Interest and dividend income               $    8,711      $   7,151       $  24,795       $   20,837
Interest expense                                3,206          2,374           8,622            6,931
                                           -------------------------------------------------------------
     Net interest and dividend income           5,505          4,777          16,173           13,906
                                           -------------------------------------------------------------
Provision for loan losses                          75            100             310              400
                                           -------------------------------------------------------------
Net interest and dividend income
     after provision for loan losses            5,430          4,677          15,863           13,506
Noninterest income                              1,425            754           4,381            3,058
Noninterest expenses                            5,638          6,997          16,443           16,388
                                           -------------------------------------------------------------
Income (loss) before provision for
     income taxes                               1,217         (1,566)          3,801              176
Provision (benefit) for income taxes              405           (556)          1,242              (10)
                                           -------------------------------------------------------------
Net income (loss)                          $      812      $  (1,010)      $   2,559       $      186
                                           =============================================================


SELECTED OPERATIONS DATA - CONTINUED:

--------------------------------------------------------------------------------------------------------
                                               Three Months Ended               Nine Months Ended
                                                  September 30,                   September 30,
             (UNAUDITED)                          -------------                   -------------
                                               2005            2004            2005            2004
--------------------------------------------------------------------------------------------------------
Earnings per common share:
     Basic                                   $      0.07        N/A        $      0.21          N/A
     Diluted                                        0.07        N/A               0.21          N/A

Weighted-average common shares outstanding:
     Basic                                    12,026,119        N/A         12,064,016          N/A
     Diluted                                  12,146,514        N/A         12,101,886          N/A



SELECTED FINANCIAL RATIOS:

--------------------------------------------------------------------------------------------------------
                                                      At or For the Three        At or For the Nine
              (DOLLARS IN THOUSANDS)                     Months Ended               Months Ended
                                                         September 30,              September 30,
                                                         -------------              -------------
                                                       2005         2004          2005           2004
--------------------------------------------------------------------------------------------------------
SELECTED PERFORMANCE RATIOS: (1)
Return on average assets                                0.49 %     (0.69) %         0.53 %        0.05 %
Return on average equity                                3.95      (11.29)           4.21          0.71
Interest rate spread                                    3.13         3.28           3.24          3.44
Net interest margin                                     3.51         3.52           3.59          3.63
Efficiency ratio (2)                                   81.64       118.88          80.23         95.56

ASSET QUALITY RATIOS:
Allowance for loan losses                                                       $  3,569       $ 3,056
Allowance for loan losses as a percent of total
     loans                                                                          0.72 %        0.72 %
Allowance for loan losses as a percent of
     nonperforming loans                                                         1450.81        198.70
Nonperforming loans                                                             $    246       $ 1,538
Nonperforming loans as a percent of total
     loans                                                                          0.05 %        0.36 %
Nonperforming assets (3)                                                        $    596       $ 1,538
Nonperforming assets as a percent of total
     assets                                                                         0.09 %        0.26 %

        (1)  Ratios have been annualized.
        (2) Represents noninterest expense divided by the sum of net interest and dividend income and noninterest income, less any realized gains or losses on the sale of securities. The efficiency ratio, excluding the effect of the contribution to SI Financial Group
             Foundation, for the three months and the nine months ended
             September 30, 2004 was 76.18% and 80.98%, respectively.
        (3) Nonperforming assets consist of nonperforming loans and other real estate owned.

========================================================================================================

         CONTACT:
                  SI Financial Group, Inc.
                  Sandra Mitchell:  (860) 423-4581